Exhibit 99.1

NEXT Renewable Fuels Adds Former Citigroup Vice Chairman Stephen Trauber to Board of Directors

Global Natural Resources and Clean Energy Leader to Help Guide NEXT Ahead of Previously Announced Merger with ITAQ

HOUSTON, APRIL 11, 2023 – NEXT Renewable Fuels (“NEXT”) announced Stephen Trauber has been appointed to its Board of Directors ahead of the Company’s anticipated listing on the Nasdaq Capital Market. NEXT is a next generation fuels company dedicated to sustainably producing clean, low-carbon fuels from organic feedstock.

“Biofuels will play a significant role in advancing sustainable transportation. NEXT has positioned itself to be a transformational leader in the biofuels sector and it is a privilege to help guide the important and positive impact NEXT will have on implementing energy transitions,” said Trauber. “It’s an exciting time as we see federal and state climate policies reinforce strong market growth for clean fuels in the United States and around the world.”

Trauber is widely recognized as one of the most prominent energy investment bankers in the world. He was responsible for initiating and building the Global Clean Energy Transition Team at Citigroup while serving as its Global Head of Natural Resources and Clean Energy Transition. He also played a key role in establishing Citi's plan for decarbonizing its financed emissions. Prior to his retirement in late 2022, Steve played a key role in many of the energy industry’s flagship transactions while overseeing hundreds of financings, mergers, and acquisitions.

Trauber began his career with Credit Suisse First Boston (1988-1995) and subsequently managed Morgan Stanley’s Energy Group in Houston (1995-2003). He joined UBS Investment Bank in 2003 as a Vice Chairman and Global Head of Energy, and joined Citi in 2011 where he managed one of Wall Street’s largest global energy investment banking practices.

“Steve is a recognized leader in business and the energy transition. NEXT is extremely fortunate to have the comprehensive knowledge, insights, and experience he brings to our Board,” said Christopher Efird, CEO and Chairperson of NEXT.

Trauber has earned several recognitions for his community contributions and professional achievements over his 35-year career. Those include the inaugural Barbara Jordan Award for community service and support for children and charities, a Dealmaker magazine top 10 “Wall Street Rain Maker” ranking, and a Rice University Athletics Distinguished “R” award and induction to the Rice Athletics Hall of Fame. Trauber graduated from Rice University with a Bachelor of Arts in Managerial Studies and Economics and earned a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

Trauber serves several organizations in the Houston area, including as Chairperson of the Board for the Memorial Herman Hospital Foundation, as a Board of Advisors’ member for Rice University’s Jones Graduate School of Business, and board member of Performing Arts Houston and Theatre Under the Stars.

MEDIA CONTACT

Michael Hinrichs

805-453-1346

michael@nxtclean.com

About NEXT

NEXT is a next generation fuels company dedicated to sustainably producing clean, low-carbon fuels. The company’s first project is a 50,000 barrel-per-day / 750 million gallon-per-year Renewable Diesel (“RD”) / Sustainable Aviation Fuel (“SAF”) refinery in Oregon with easy multi-modal access to the West Coast demand markets. The project is advancing through permitting and expects to begin construction upon completion of an Environmental Impact Statement currently underway with the US Army Corp of Engineers. RD and SAF are high-margin liquid transportation fuels worldwide and there is an urgent global demand for increased supply. To learn more about NEXT, please visit www.nextrenewables.com.

About Industrial Tech Acquisitions II, Inc.

ITAQ is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAQ is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurial teams and managers who have the desire and talent to build exceptional companies. The Texas Ventures' approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who they believe have the ability to build world-class companies.

NEXT Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in press release are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NEXT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of NEXT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including the risk that any required regulatory approvals are not obtained, are delayed, or are subject to unanticipated conditions that could adversely affect the actual results; risks related to the rollout of NEXT’s business and the timing of expected business milestones; the effects of competition on NEXT’s business. If any of these risks materialize or NEXT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that NEXT presently does not know or that NEXT currently does not believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NEXT’s expectations, plans or forecasts of future events and views as of the date of this press release. NEXT anticipates that subsequent events and developments will cause NEXT’s assessments to change. However, while NEXT may elect to update these forward-looking statements at some point in the future, NEXT specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NEXT’s assessments as of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither NEXT nor any of its affiliates have any obligation to update this press release.

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